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                           ALARIS MEDICAL SYSTEMS, INC
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES     EXHIBIT 12
                             (Dollars in thousands)



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                                                                                        YEAR ENDED DECEMBER 31,
                                                               --------------------------------------------------------------------

                                                                1996           1997          1998          1999          2000
                                                               ------------  ------------  -----------   ------------  ------------
Pre-tax (loss) income from continuing operations                 $ (49,404)     $ (8,928)    $ 14,379       $ 12,759       $ 1,860
                                                               ------------  ------------  -----------   ------------  ------------


     Interest expense and amortization of debt discount and         23,191        44,042       42,708         39,949        42,206
         premium on all indebtedness
     Interest portion of rentals (33% of rent expense)               1,156         1,574        1,817          2,008         2,034
                                                               ------------  ------------  -----------   ------------  ------------

        Total fixed charges                                         24,347        45,616       44,525         41,957        44,240
                                                               ------------  ------------  -----------   ------------  ------------


Interest capitalized during the period                             (16,888)         (919)        (894)             -          (650)

Income before income taxes and fixed charges                     $ (41,945)     $ 35,769     $ 58,010       $ 54,716      $ 45,450
                                                               ============  ============  ===========   ============  ============

Ratio of earnings to fixed charges                                 n/a            n/a             1.3            1.3           1.0
                                                               ============  ============  ===========   ============  ============

Earnings insufficient to cover fixed charges by:                  $ 66,292       $ 9,847       n/a            n/a           n/a
                                                               ============  ============  ===========   ============  ============

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                                                                         NINE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                            SEPTEMBER 30,                 SEPTEMBER 30,
                                                                  ---------------------------------    -------------------
                                                                      2000               2001                 2001
                                                                  --------------     --------------       --------------


Pre-tax (loss) income from continuing operations                       $ (4,533)          $ (1,440)            $  4,953
                                                                  --------------     --------------       --------------


     Interest expense and amortization of debt discount and              32,222             32,266               42,250
         premium on all indebtedness
     Interest portion of rentals (33% of rent expense)                    1,510              1,427                1,952
                                                                  --------------     --------------       --------------

        Total fixed charges                                              33,732             33,693               44,202
                                                                  --------------     --------------       --------------


Interest capitalized during the period                                     (650)              (658)                (658)

Income before income taxes and fixed charges                           $ 28,549           $ 31,595             $ 48,497
                                                                  ==============     ==============       ==============

Ratio of earnings to fixed charges                                       n/a                n/a                     1.1
                                                                  ==============     ==============       ==============

Earnings insufficient to cover fixed charges by:                       $  5,183           $  2,098               n/a
                                                                  ==============     ==============       ==============
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